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On October 12, 2015, EMC Corporation (the “Company”) held a conference call to discuss the proposed acquisition of the Company by Denali Holding Inc. The following is a transcript of that conference call.

Corrected Transcript

12-Oct-2015

EMC Corp. (EMC)

Acquisition of EMC Corporation by Dell Inc Call

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EMC Corp. (EMC) Acquisition of EMC Corporation by Dell Inc Call	Corrected Transcript
12-Oct-2015

CORPORATE PARTICIPANTS

Marc Bien	Egon P. Durban
VP-Global Communications, Dell, Inc.	Managing Partner, Silver Lake Partners

Michael S. Dell	Thomas W. Sweet
Chairman & Chief Executive Officer, Dell, Inc.	Chief Financial Officer & Senior Vice President, Dell, Inc.

Joseph M. Tucci	Patrick P. Gelsinger
Chairman, President & Chief Executive Officer	Chief Executive Officer & Director, VMware, Inc.

OTHER PARTICIPANTS

Arik Hesseldahl	Crawford Del Prete
Re/code	International Data Corp.

Richard Waters	Dave Vellante
The Financial Times Ltd.	VDP Finder, Inc.

Charles King	Brian Womack
Pund-IT	Bloomberg

Quentin Hardy	Michelle Bailey
The New York Times	451 Research

Hiawatha Bray
The Boston Globe

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EMC Corp. (EMC) Acquisition of EMC Corporation by Dell Inc Call	Corrected Transcript
12-Oct-2015

MANAGEMENT DISCUSSION SECTION

Operator: Hello and welcome to the Dell and EMC Press and Industry Analyst Call. I’d like to inform all participants that this call is being recorded. Its broadcast is the copyrighted property of Dell, Inc. and any rebroadcast of this information in whole or part without the prior written permission of Dell, Inc. is prohibited. [Operator Instructions] Now, I’d like to turn the call over to Mr. Marc Bien, Dell’s Vice President Global Communication.

Marc Bien

VP-Global Communications, Dell, Inc.

Thank you, Brandy and good morning and thanks for joining us. We’re pleased to announce a definitive agreement today for Dell and Silver Lake Partners, who led a transaction to combine Dell and EMC, while maintaining VMware as a publicly traded company.

On the call with me today are Michael Dell, Chairman and CEO of Dell; Joe Tucci, Chairman and CEO of EMC; Egon Durban, Managing Partner of Silver Lake; Tom Sweet, Chief Financial Officer for Dell; Pat Gelsinger, CEO of VMware; and David Goulden with EMC Information Infrastructure.

This morning, we’ll take a few minutes to talk about the high-level rationale for the proposed combination. Michael, Joe, Egon will share some brief remarks, and then we’ll open it up to Q&A. Now, I’d like to turn it over to Michael.

Michael S. Dell

Chairman & Chief Executive Officer, Dell, Inc.

Thank you very much, Marc and good morning everyone. Before we take your questions, Joe and I, we want to share a few key points about the transaction. We are super excited to announce that Dell and EMC have signed a definitive merger agreement, under which Dell and Silver Lake will acquire EMC Corporation, while maintaining VMware as a publicly-traded independent company.

The combination of Dell and EMC will create the industry leader in the extremely attractive high-growth areas of the $2 trillion information technology market, with complementary product and solution portfolios, sales teams and R&D investment strategies. This combination makes great sense because of the obvious ways our businesses complement each other and enable us to grow.

We’re combining two of the world’s greatest technology franchises, with leadership positions in storage, servers, virtualization and PCs, and bringing together leading capabilities in the areas of our most – industry’s most important growth vectors, including digital transformation, software-defined data center, hybrid cloud, converged infrastructure, mobile and security.

This transaction also strengthens both companies in today’s increasingly competitive global marketplace. We both have market-leading portfolios in our respective segments, Dell in commercial PCs and servers, EMC in storage, and VMware in virtualization. And as the data market moves to a compute-centric, converged model, Dell’s server franchise is a natural fit with EMC’s strength.

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EMC Corp. (EMC) Acquisition of EMC Corporation by Dell Inc Call	Corrected Transcript
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We’re harnessing Dell’s server, PC, and go-to market strengths in the mid-market with EMC’s go-to-market strength in the large enterprise markets to better serve customers and to fuel profitable growth and generate significant cash flows. By joining Dell and EMC’s respective and complementary strengths, the combined company will be a leader in the most significant product segments, number one or number two as defined by IDC, and positioned as a leader in an amazing 22 Gartner Magic Quadrants.

The transaction also brings together companies that have a demonstrated ability to collaborate and work together to win. It will consist of strategically-aligned businesses, which will enable increased innovation, customer choice and the ability to attract and retain world-class talent, and it enables the combined company to incubate the most promising, high-growth technologies for the future. The combined go-to-market capabilities and reach of Dell and EMC will also benefit VMware shareholders, as it remain an independent publicly-traded company.

Before I turn it over to Joe, I want to discuss what Dell uniquely brings to this combination. As I alluded to, Dell brings strength in the small business and medium-sized mid-market space, complementing EMC’s strength in the large enterprise market. Dell has been a leader in making technology accessible for the mid-market and has led this segment of the commercial IT market for decades.

We have a growing commercial infrastructure franchise that’s helping customers worldwide to modernize their IT from the desktop to the data center, and the cloud. Our world-class supply chain capabilities with global reach are second to none and provide the processes, skills that are needed to deliver high-quality products at the lowest cost in our industry.

And finally, Dell Financial Services, which is a core component of the Dell Sales Motion and our PartnerDirect program, provides us with a captive financing arm for our customers.

So, with that, I’ll turn it over to Joe.

Joseph M. Tucci

Chairman, President & Chief Executive Officer

Thanks, Michael. I echo everything Michael said, but I’ll just take a little bit different approach. And I’ll say, if you look at this industry that we, that Michael and I, and Pat, and David just loved and grew up in, is going through a tremendous transformation. And in this transformation, there is a very disruptive side where the older style of IT is being pretty quickly disrupted, yet it’s just incredibly rich with opportunities. And this – still we’ll have more opportunities for IT solutions now than ever been in the history of man.

And if you think about one aspect that if there’s massive telemetry, sensors being built into everything that’s imaginable, these sensors are skewing out huge amounts of information. By our estimates, a modern app that wants to tap into these sensors and telemetry and affects something – somebody or something in the act of doing something and affecting the outcome in real time. To do that, you’re talking about 1,000 times as much data, about 1,000 times as many users. And in that lies the vast opportunity. So we look at what a company has to go through to make sure that they handle the disruptive side of this changing wave of IT and capitalize on the opportunistic, coming together for all the reasons Michael said makes so much sense.

And of course, when we do this, we wanted to make sure we do it in a way which is very attractive for the EMC shareholders and a fair deal. So that’s kind of – that is core of what we’re trying to do is get at these new trends and create a difference. And I think creating this kind of transformation ends with the kind of the mother ship, so to speak, being private has tremendous advantages, let’s us invest for the long term, just maniacal focus on our

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EMC Corp. (EMC) Acquisition of EMC Corporation by Dell Inc Call	Corrected Transcript
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customers, we can use this to attract best and brightest, then retain the best and brightest talent, and those are the aspects of winning.

So I’m incredibly excited as a shareholder and I’m incredibly excited of what we can build for the future, and create real value to our customers as they become, in fact, digital themselves. So with that, let me turn it over to Egon for a few comments.

Egon P. Durban

Managing Partner, Silver Lake Partners

Thank you, Joe and Michael. I won’t repeat what they’ve said. As the investor or the outside investor in the group and business partner to Michael, and now Joe, after we close and their teams, we think this is unique in every respect. It’s very rare that you have a first-mover advantage around an industry consolidation, and for all the reasons they outlined. This new company, as a market-leader, with the capital base that it has, going to be able to innovate and distribute the products and technology with a superior portfolio to enterprise customers who need it across the world of – in – of every size.

From a financial standpoint, the company now will be by far the largest products and technology company addressing the enterprise customer, that is powerful and not fully well understood, particularly against those trends that the two CEOs have highlighted.

We are excited around the opportunity for value creation here, given the structure of the transaction. We believe we will have something in the private company context that’ll be highly-attractive for the management and employees going forward, and enable the business to make long-term investments without the pressure and demands of results on a quarterly basis for the investors, which are just, again, the same investor group that funded the original Dell buyout, Michael and MSD Capital, as well as Silver Lake investors. I’ll hand it back over to you guys.

Joseph M. Tucci

Chairman, President & Chief Executive Officer

Thanks very much, Egon. With that, we’re ready to take questions. So operator, please introduce our first question.

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EMC Corp. (EMC) Acquisition of EMC Corporation by Dell Inc Call	Corrected Transcript
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QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] Your first question comes from the line of Arik Hesseldahl with Re/code.

Arik Hesseldahl Re/code	Q

Really good. Really big deal here. I’m curious about kind of the structure of the debt in light of the fact that this is – from what we understand, there’s going to be a lot of high-yield debt involved here. What makes you confident that you can pay it down? And how does it remain attractive in light of the fact that we know that or that we expect that the Fed is going to raise rates? So, what does this do to your position in the debt markets? Thanks.

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

Let me make a few comments, and then I’ll ask Tom to add on to that. We have had great support from the banks and have a fully committed financing here. I think what you’re going to see, Arik, is in the first 18 months to 24 months, a significant de-leveraging coming from some cost synergies. We have revenue synergies that are three times larger. Certainly, the cash flows of the combined businesses together. And so, we feel very good, as you know, in the first Dell transaction, if I can call that, we made rapid progress, and we intend to do the same here. Tom, what would you add to that?

Thomas W. Sweet Chief Financial Officer & Senior Vice President, Dell, Inc.	A

No. Michael. Hey, this is Tom Sweet. So what I would also add, Michael covered it very well, look, we’re very confident of our ability to place the quantum of debt that we need to place. The banks are fully committed and have given us that committed funding. We believe the markets are open, and so that – so the debt side of it, we feel really good about the deleveraging activities over the first 18 months to 24 months.

We have cash flow generation. There are revenue synergies. And our ability to pay down debt as demonstrated by the history of Dell and EMC would suggest that we take our financial policy very, very strongly, and we’re running a conservative shop and we’re focused on delevering much like we did with the Dell transaction a few years ago.

Arik Hesseldahl Re/code	Q

Okay. Any management changes you can – is everybody’s management role at Dell and EMC, are there going to be any changes there? There’s numerous senior executives who have the title of CEO, there’s David Goulden on the EMC side. There’s Pat Gelsinger on the VMware side. Will Gelsinger remain in his post? Will Goulden remain in his post?

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

Well, both of those reported gentlemen happen to be here with us in the room, and I could tell you this, we believe they both have a very bright future in the new combined company. So, I think the answer to your question is no, no.

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EMC Corp. (EMC) Acquisition of EMC Corporation by Dell Inc Call	Corrected Transcript
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Arik Hesseldahl Re/code	Q

No can do? Okay. Thank you.

Operator: Your next question comes from the line of…

A

Those changes, yes we’re on board.

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

Yes.

Arik Hesseldahl Re/code	Q

Good to know, good to know.

Operator: Your next question comes from Richard Waters with Financial Times.

Richard Waters The Financial Times Ltd.	Q

Yes. Good morning. I’ve got a question for Michael on Dell here. So, you say you want to organize these companies privately. You also have public stocks, you’re going to have the VMware stock. You’re taking a security company public. So, what’s your philosophy about the public markets at the moment? And are you just going to use them opportunistically like this? How much more are you going to take public?

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

Well, look, I think as we took Dell private a few years ago, it gave us tremendous flexibility and agility to navigate. And we’ve had now 11 quarters in a row of gaining share. The company is doing well. And this obviously takes it to a new level.

I do think there is a role for the public markets to play. As we’ve mentioned, VMware will remain an independent company. I don’t have any other comments as it relates to other of the great assets we have in the combined company upon completion. But look, there’s certainly a role for the public markets that we recognize, but we’re enjoying life as a privately-controlled enterprise. Thank you very much.

Richard Waters The Financial Times Ltd.	Q

You said that the results are coming in. Do you want to give us some results sort of how you’re doing financially?

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

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EMC Corp. (EMC) Acquisition of EMC Corporation by Dell Inc Call	Corrected Transcript
12-Oct-2015

I think what I would point to is what we referred to earlier, we’ve had a significant pay-down of debt. We’ve had a two-notch upgrade from the rating agencies as a stand-alone Dell. And as we mentioned, continue to gain share inside our business. So, we don’t disclose the financial results in our current form. And certainly as the proxy and other related materials get published, you’ll get a chance to see those and review those at your leisure.

Richard Waters The Financial Times Ltd.	Q

All right. You said there’s a role for the public markets, but you’ve been fairly disdainful about, I mean, your comments. What is the role for public markets?

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

Well, what I would tell you is, in 1988, when our company was growing at 80% per year, the only way to finance that kind of growth was the public markets, and the public markets were great and served us well. There came a time when we were able to generate significant cash and probably wanted to accelerate our transformation, and as a private company, we’ve been able to do that.

So, there’s nothing wrong with being public or private. It just so happens that we have the resources and capability to be a private company, and that gives us great flexibility.

Marc Bien VP-Global Communications, Dell, Inc.	A

Thank you. Next question, operator?

Operator: Your next question comes from the line of Charles King with Pund-IT.

Charles King Pund-IT	Q

Morning, gentlemen. Great announcement. Sounds like a very – that sounds like a fascinating interesting deal going ahead. I’m curious about how Dell regards EMC’s unique federation organizational model. Does it offer Dell any particular options or opportunities as this deal when the combined organizations move ahead?

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

Well, I can say that we’ve certainly studied this carefully, gotten to know the organization and how the federation works. We look forward to enhancing that. Within Dell, we have some fantastic new businesses that we’ve been incubating ourselves. SecureWorks would be one that maybe some of you who are familiar with. We have another called Boomi, which is a fast-growing cloud data integration company.

So look, I think there are some great aspects to this structure, and as we come together as the combined company, I think we’ll be even more powerful.

Charles King Pund-IT	Q

Great. Thanks very much.

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EMC Corp. (EMC) Acquisition of EMC Corporation by Dell Inc Call	Corrected Transcript
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Marc Bien VP-Global Communications, Dell, Inc.	A

Thanks, Charles. Next question?

Operator: Your next question comes from the line of Quentin Hardy with New York Times.

Quentin Hardy The New York Times	Q

Hey there. I wanted to clarify a couple of things. One on the relationship with VMware, will you strictly be locking yourself in with that virtualization in your converged infrastructure, other sorts of offerings? And secondly, in buyers’ minds, how will you address the idea that, my goodness, we have more lock-in here, and a kind of long period of consolidation between these two companies, while you sort of figure out who does what, and how this is all going to work together, right at the time when AWS is making a straight run into legacy businesses and HP is going to try and launch its own independent enterprise offering?

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

So, let me address the question of openness. I think our industry has a long history of companies collaborating and also competing against each other, certainly, that will continue here. So, we have a great partnership with Microsoft, with Red Hat, with Oracle, with many important companies in the industry, that will absolutely continue, and our customers will continue to have a wide set of choices.

Certainly, we’ll have extraordinary opportunities to bring together and integrate technologies for customers and we believe customers increasingly like that integration. EMC and VMware have joined with Cisco to create the VCE. This has been a very successful partnership. We intend to continue that partnership. And certainly, there will be plenty of opportunities for this great new leading company to work with the broader industry ecosystem.

Quentin Hardy The New York Times	Q

So, is that to say that you’re not choosing VMware exclusively in the future?

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

That’s correct. We’re not choosing VMware exclusively.

Patrick P. Gelsinger Chief Executive Officer & Director, VMware, Inc.	A

And Quentin, this is Pat from the VMware perspective, obviously, we see substantive levers, and we spoke about that on the earlier call, in Michael’s comments. But we likewise, we have a strong partnership with HP, with Lenovo and others in the industry. And this idea of competition is balanced by the view of, first, the best of the federation relationships, and we are committed. And as Michael said, Dell has demonstrated their commitment to openness over the decades of the company. That’s been a hallmark of them, and likewise the independent ecosystem of VMware demonstrated recently by our VMworld Conference of 25,000 participants, is just overwhelming and significant. We’re committed to that even as we deepen the partnership with each other.

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EMC Corp. (EMC) Acquisition of EMC Corporation by Dell Inc Call	Corrected Transcript
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Quentin Hardy The New York Times	Q

Okay. And how about speed to unification? How long do you think this is going to take before you’re operating cohesively here?

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

Well, we’ll have to wait for the transaction to close, obviously. So, as the proxy materials come out, you all can get a sense for that. Certainly, we’ll be thoughtful about how we do that to make sure we do it in the right way.

We do have a history of working together in the past, and I think that will accelerate our ability to bring solutions to customers in a faster way. And from the – just this morning earlier reaction that I’ve had from some of our best and long-standing customers, I think the key point here is that customers actually don’t want to have to integrate things themselves. And so, becoming the leader in hybrid cloud, converged infrastructure, software-defined data center, we put ourselves in an incredible position in this combined new powerhouse enterprise company.

Marc Bien VP-Global Communications, Dell, Inc.	A

All right. Next question, please.

Operator: Your next question comes from the line of Hiawatha Bray with Boston Global.

Hiawatha Bray The Boston Globe	Q

It’s Hiawatha Bray from Boston Globe. Thanks a lot. I wondered if Mr. Tucci could reflect on the impact this is likely to have on the economy of Massachusetts in terms of jobs, in terms of future development here. Also, the longer-term issue, which is, we used to be a center for major technology companies. And you guys would be pretty much the last one, and we are no longer going to have any of these dominant companies based in Massachusetts. What does that mean for the region and why is that happening?

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

Hey, could I just, before Joe says anything, say that the business – we’re here in Hopkinton right now. The business that’s headquartered here, is about to get a lot larger. We are…

Hiawatha Bray The Boston Globe	Q

Who’s speaking, please?

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

This is Michael.

Hiawatha Bray The Boston Globe	Q

Yeah. Thanks.

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EMC Corp. (EMC) Acquisition of EMC Corporation by Dell Inc Call	Corrected Transcript
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Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

How are you doing? Nice to talk to you again. It’s been a while.

Hiawatha Bray The Boston Globe	Q

Yeah, it’s been a while.

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

So, we are planning to put our server business into the EMC enterprise data center business. And so, the business that’s headquartered here will become a more than $30 billion business. So, I don’t believe any of the things that you said in terms of the region becoming somehow less important. And in fact, it becomes more important.

So, Joe, I’ll let you…

Joseph M. Tucci Chairman, President & Chief Executive Officer	A

Yeah. I mean, Michael said what I was going to say. I mean, Hiawatha, you really can’t – I think the times are changing, and you really got to think in terms of technology hubs. And this new combined company will have three great major, major hubs in the U.S. So, for sure, there’ll be thousands of people in Austin. For sure, there’ll be thousands of people in, let’s call it, the Silicon Valley. And for sure, there’ll be thousands of people here in Boston.

And what Michael just committed to you and I said that in my prepared remarks in a call we just did with our shareholders, is that we’re going to house the biggest business in the new company – one of the biggest businesses, the systems business, biggest business in EMC, here in Hopkinton, and we anticipate that will start out like at over $30 billion.

So, Massachusetts is still going to have a major hub. Michael, you might want to mention your personal commitment to Boston, I thought that was really interesting, the comments you told myself and the Governor.

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

Yeah. And so we had a chance to speak with the Governor earlier, and, look, I think, EMC has had a fantastic history of working with the community. At Dell, we have very similar programs. I’ve studied what EMC has done. We absolutely want to continue all of that. And, I think, you’re going to see a lot more of us.

What I’d also tell you is that, we’re not actually going to move a whole lot of people around, right? So, we’ve got great teams here. We’ve got great teams in other sites, certainly, Austin, Silicon Valley, as Joe has mentioned, and many others around the world. So, this is the way global companies operate today. And I think as this business just started – or it’s going to get a whole lot larger as we close the transaction, and this will mean great things for this area.

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EMC Corp. (EMC) Acquisition of EMC Corporation by Dell Inc Call	Corrected Transcript
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Hiawatha Bray The Boston Globe	Q

Thank you very much.

Marc Bien VP-Global Communications, Dell, Inc.	A

Next question, please.

Operator: Your next question comes from the line of Crawford Del Prete with IDC.

Crawford Del Prete International Data Corp.	Q

Hey. Thank you very much. I was wondering, Joe and Michael, if you guys could give a little perspective on – Michael, you talked about the access to the bid market that Dell brings and the vastness of the end-to-end offering. From your perspective, does this give EMC any specific offerings, they have now access to a mid-market customer that hasn’t had access in the same way? Could you talk about that side of a leverage a little bit more, because the needs of those customers are very different and the choices those customers have now, Joe, to your point, in the emergence of the third platform is very different. So, I’d love to hear your comments on how you will attack that mid-market customer with EMC offerings in a new way.

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

We have some history here, Crawford, because we did this for almost a decade in the early 2000s, and we had great success with it. We ramped it up to almost a $2 million run rate. And well, you’re right, EMC has best-in- class products for the largest customers in the world, they also have fantastic technology that’s applicable inside the mid-market. And the combination here, we’re quite confident that the combined technology and engineering and innovation resources that we have, together, will allow us to go address those markets.

EMC is in those spaces today, but we have a much stronger go-to-market engine. The combined sales force strength and channel strength of the two businesses – three businesses as you include VMware, it’s really unmatched in terms of its scale and reach.

Joseph M. Tucci Chairman, President & Chief Executive Officer	A

Yeah. Crawford, if you think of kind of what the air we just are coming out of, we had kind of silos around server storage and network management. And very often a customer would buy those from four different vendors and integrate themselves, and that’s proven to be quite expensive. I think when just you just look at the market – true for all markets, maybe especially true in the SMB markets, in the areas that they’re strongest, I think your future is going to be one or two things, either cloud or converged infrastructure or more than likely a combination of the two which is kind of the hybrid used case.

So, if you look at our strength in cloud, you look at our strength in converged infrastructure, collectively, I think we’re going to bring a much more effective offering to those customers. And again, it’s really – the same thing is really true on the enterprise side also. Even those customers, the big, big guys don’t really want to integrate

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EMC Corp. (EMC) Acquisition of EMC Corporation by Dell Inc Call	Corrected Transcript
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everything themselves. And they’re moving applications, they want to add their own data centers, their private data centers, and they want to federate their workloads into the cloud. And again, that’s – we’re incredibly well-positioned in the future to do just that.

Crawford Del Prete International Data Corp.	Q

Thank you.

Marc Bien VP-Global Communications, Dell, Inc.	A

Our next question, please.

Operator: Your next question comes from the line of David Vellante with Wikibon.

Dave Vellante VDP Finder, Inc.	Q

Hi. Thank you. Michael, I’m wondering if you could talk about what conditions enabled Dell to pay down its debt, maybe a little bit sooner than most people expected? Was it an uptick in PC demand? Other factors? And how important is that related to deleveraging in this transaction?

And the second part of my question and you sort of touched on it was the answer to Crawford’s question is, I’m hearing cost synergies and revenue synergies. If you had the sort of roughly allocate the contribution of that deleverage to the Dell portion of that versus these synergies that you’re talking about, I wonder if you could add some color there. Thank you.

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

Dave, I thought you were a techie. What’s with all the finance questions? Look…

Dave Vellante VDP Finder, Inc.	Q

Michael, we can geek out of Dell world. I think, we’ll save it for that.

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

Okay, I’m looking forward to that. Do I get to be on the CUBE again?

Dave Vellante VDP Finder, Inc.	Q

I hope so.

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

Okay. Great. So, look, I think if you look at the Dell transaction, and you’ll learn more about this in our public filings, we have generated strong cash flows. I think if you look at the history of Dell prior to going private, you’ll notice that we’ve also generated strong cash flows. So it shouldn’t be a big surprise that we’ve continued to generate strong cash flows; at least it wasn’t to me, I’d say not everybody thought that that would happen, but I did.

So, look, we have a fantastic supply chain. We’ve been consolidating share in both PCs and servers. And we’ve been expanding our sales force, getting more reach, more customers, more partners. You’ll see another partner announcement of significance later on today. We won’t disclose it right now.

As it relates to the synergies, I think the important point here is that the revenue synergies are about three times as much as the cost synergies. Both companies have cost opportunities independent of each other and together, but the revenue synergies are three times greater. And I think we’re just getting started at that. But we see lots of opportunities as we come together. So, we will, as we said earlier, make significant progress in the first 18 months to 24 months of the transaction, as we focus on maintaining investment-grade policies and status.

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EMC Corp. (EMC) Acquisition of EMC Corporation by Dell Inc Call	Corrected Transcript
12-Oct-2015

Marc Bien VP-Global Communications, Dell, Inc.	A

Ready for our next question.

Operator: Your next question comes from the line of Brian Womack with Bloomberg.

Brian Womack Bloomberg	Q

Yeah. Thanks for taking my call. I listened to the other call earlier. And there was some chatting about cost synergies and things like that. Is there going to be – but you’ve just also been talking about investments and whatnot in the staffing. But are there going to be at least some lapse? Because it seem like there would be – need to be – there is going to be some duplication here. I don’t know. Well, can you tell me about that, Michael?

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

Yeah. There certainly are some cost synergies. We’re not going to tell you that there aren’t. But I think there are some other companies in our industry that are maybe far better at reducing head count than we are. So, you maybe jump on their calls.

Brian Womack Bloomberg	Q

Okay. And then why largely everything is moving to the cloud right now, and everyone’s talking about that. And obviously, there’s a lot of things here that address that. Though other people would say, oh, there’s a lot of hardware here, there and here and what is – how does this really address that? So, really at a high level, what is that – what are you guys really doing to tackle this massive shift to the cloud?

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

I think the combined company is very well-positioned to address the move to the cloud. Remember that Dell has been providing infrastructure to public clouds, private clouds, hybrid clouds for a long time, and has done quite well there. VMware, of course, is quite well-positioned in hybrid cloud. And I think what you’re seeing with the whole software-defined data center is an ability to take the benefits of the public cloud and bring them into an on-premise data center.

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EMC Corp. (EMC) Acquisition of EMC Corporation by Dell Inc Call	Corrected Transcript
12-Oct-2015

So, if you imagine, at the dawn of the microprocessor age, you had all these PCs showing up and then you had microprocessor-based servers and you had these silos that got built up of compute and network storage and the network itself and all the Layer 4 through 7 services, each new problem with a new box. And that created a rather convoluted structure. And there were inefficiencies there. The public cloud comes along, it’s very attractive. What virtualization and the software-defined data center are doing is bringing those same benefits to an appliance and to an on-premise cloud. So, it jumps the level of extrapolation of the problem up to the application, user, quality of service and security.

And so, remember that, with this explosion in the number of devices, as you go from 1 billion to 100 billion-plus, the number of applications, the amount of data, yeah, there will be public clouds, there will be Software-as-a-Service. Dell, today, provides infrastructure to significant majority of the Software-as-a-Service companies in the world. There will be hybrid clouds. There’ll be private clouds. So, we’re even more prepared for that.

One thing I want to mention, just going back to the prior question. In the last six months, we have added at Dell about 2,000 new salespeople.

Brian Womack Bloomberg	Q

Oh! Really.

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

And this gives you some insights into the advantages of our privately-controlled structure where we can make investments that may not have an immediate return within a 90-day period, but we believe give us great access and reach to customers. And certainly, our 20,000-plus sales professionals at Dell are super excited about this combination and the ability to go bring enhanced and much better, stronger set of offerings to the tens of millions of customers that we serve and through the 100,000-plus partners. So, this is a great day for us.

Brian Womack Bloomberg	Q

Okay. So you don’t see layoffs right now?

Joseph M. Tucci Chairman, President & Chief Executive Officer	A

First of all, you got to understand this transaction – we can’t give you a precise date, but think middle of next year but think middle of next year give or take a couple of months on either side of that.

Brian Womack Bloomberg	Q

Okay. Is this Joe?

Joseph M. Tucci Chairman, President & Chief Executive Officer	A

So, nothing that you see happened now will have anything to do with this combination.

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EMC Corp. (EMC) Acquisition of EMC Corporation by Dell Inc Call	Corrected Transcript
12-Oct-2015

Brian Womack Bloomberg	Q

Okay.

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

Yeah. I think, look, normal course of business, there are always adjustments and things that will occur in the various businesses, and those are normal course of business. What this is really about is how do we bring great innovation and solutions to our customers, and as our combined company gets stronger and grows, so too will opportunities be created inside the company and for our partner ecosystems.

Brian Womack Bloomberg	Q

Great. Thank you very much. Appreciate that.

Marc Bien VP-Global Communications, Dell, Inc.	A

Operator, we have time for one more question.

Operator: Your last question comes from the line of Michelle Bailey with 451 Research.

Michelle Bailey 451 Research	Q

Good morning. Thank you for all the information on the call. I have a couple of quick questions. You talked a lot this morning about the combined synergies of the two companies, particularly in the established markets, about being able to move from the mid-market through to the enterprise.

Could you talk a little bit about how you plan to invest in what is truly going to be the most innovate part of the markets, and where Joe pointed out is really where the growth in the markets will come from, so particularly on cloud and security?

And also, talk about how you would expand your services business. So, given the movement of servers into the enterprise with the EMC company, do you plan to increase the size of the services organization to deal with what is truly a high-touch business?

Michael S. Dell Chairman & Chief Executive Officer, Dell, Inc.	A

Thank you, Michelle. I think we’ve had a number of discussions about security. And one of the great things about this, of course, is the combination of RSA and SecureWorks as well as SonicWALL and other security assets that we bring together.

We’re also quite excited about AirWatch and the capabilities from VMware. The combined strength of the company, as it relates to services, in terms of the customer reach, I think we should also point out here that we have great partners within the systems integrator community. And their reach, again, with this enhanced portfolio, gives us great opportunity.

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EMC Corp. (EMC) Acquisition of EMC Corporation by Dell Inc Call	Corrected Transcript
12-Oct-2015

So, it’ll be some of our own and as well many SIs that we already have important relationships and those will get more important as – given the strength of the combined portfolios here. And look, as we go ahead and complete this transaction, we’ll tell you more about our plans. There are some restrictions about what we can say at this stage, but stay tuned. We’re excited.

Michelle Bailey 451 Research	Q

Great. Thank you.

Marc Bien

VP-Global Communications, Dell, Inc.

Thank you, everybody, for joining the call.

Joseph M. Tucci

Chairman, President & Chief Executive Officer

Have a good day.

Michael S. Dell

Chairman & Chief Executive Officer, Dell, Inc.

Thank you.

Operator: This concludes today’s conference call. You may now disconnect.

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Disclosure Regarding Forward Looking Statements

This communication contains forward-looking information about EMC Corporation and the proposed transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the failure to obtain the approval of EMC shareholders in connection with the proposed transaction; (ii) the failure to consummate or delay in consummating the proposed transaction for other reasons; (iii) the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; (iv) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (v) risk as to the trading price of Class V Common Stock to be issued by Denali Holding Inc. in the proposed transaction relative to the trading price of shares of VMware, Inc.’s common stock; (vi) the effect of the proposed transaction on VMware’s business and operating results and impact on the trading price of shares of Class V Common Stock of Denali Holding Inc. and shares of VMware common stock; (vii) the diversion of management time on transaction-related issues; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; (x) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (xi) competitive factors, including but not limited to pricing pressures and new product introductions; (xii) component and product quality and availability; (xiii) fluctuations in VMware’s operating results and risks associated with trading of VMware common stock; (xiv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xv) the ability to attract and retain highly qualified employees; (xvi) insufficient, excess or obsolete inventory; (xvii) fluctuating currency exchange rates; (xiii) threats and other disruptions to our secure data centers or networks; (xix) our ability to protect our proprietary technology; (xx) war or acts of terrorism; and (xxi) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Except to the extent otherwise required by federal securities law, EMC disclaims any obligation to update any such forward-looking statements after the date of this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between EMC Corporation and Denali Holding Inc. The proposed transaction will be submitted to the shareholders of EMC for their consideration. In connection with the issuance of Class V Common Stock of Denali Holding Inc. in the proposed transaction, Denali Holding Inc. will file with the SEC a Registration Statement on Form S-4 that will include a preliminary proxy statement/prospectus regarding the proposed transaction and each of Denali Holding Inc. and EMC Corporation plans to file with the SEC other documents regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each EMC shareholder entitled to vote at the special meeting in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the proxy statement/prospectus (when available) and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from EMC’s website (www.EMC.com) under the link “Investor Relations” and then under the tab “Financials” then “SEC Filings” or by directing a request to: EMC Corporation, 176 South Street, Hopkinton, Massachusetts, Attn: Investor Relations, 866-362-6973.

Participants in the Solicitation

EMC Corporation and its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from EMC shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EMC shareholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, will be set forth in the proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about EMC’s executive officers and directors in its definitive proxy statement filed with the SEC on March 2, 2015 and in its Annual Report on Form 10-K filed with the SEC on February 27, 2015. You can also obtain free copies of these documents from EMC using the contact information above.